Exhibit 10.7

                             STOCK PLEDGE AGREEMENT


         THIS STOCK PLEDGE AGREEMENT (this "Agreement") is made and entered into as of August 31, 2001, by and among METHOD PRODUCTS CORP., a Florida corporation ("Pledgor"), DANKA HOLDING COMPANY, a Delaware corporation ("Pledgee"), and SHUMAKER, LOOP & KENDRICK, LLP, a Florida limited liability partnership acting as escrow agent ("Escrow Agent").

         WHEREAS, Pledgor owns One Thousand (1,000) shares of common stock (the "Pledged Shares") of Ameritrend Corporation, a Florida corporation ("Ameritrend"), representing one hundred percent (100%) of the capital stock of Ameritrend;

         WHEREAS, Pledgor is indebted to Pledgee in the amount of One Million Dollars ($1,000,000) as evidenced by that certain promissory note from Pledgor to Pledgee of even date herewith, a copy of which is attached hereto as Exhibit A (the "Note") issued in connection with Pledgor's purchase of the Pledged Shares pursuant to that certain Stock Purchase Agreement dated as of the date hereof (the "Stock Purchase Agreement"); and

         WHEREAS, as security for Pledgor's full and prompt payment of the Note, Pledgor has agreed to pledge the Pledged Shares to Pledgee to be held by Escrow Agent.

         NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Recitals. The above recitals to this Agreement are hereby incorporated into this Agreement as though fully restated herein.

         2. Pledge. Pledgor hereby grants to Pledgee a security interest in the Pledged Shares, represented by certificate number 6, which is duly endorsed in blank and herewith delivered to Escrow Agent. Pledgor hereby appoints Escrow Agent as its attorney to arrange for the transfer of the Pledged Shares on the books of the issuing corporation to the name of Pledgee. Escrow Agent shall hold the Pledged Shares on behalf of Pledgee as security for the repayment of the indebtedness described above and shall not encumber or dispose of such shares, except in accordance with the provisions of Section 7 of this Agreement.

         3. Term. The shares pledged hereunder shall remain so pledged to Pledgee until the indebtedness described above is repaid in full in accordance with the terms of the Note.

         4. Representations of Pledgor. Pledgor warrants and represents the following:




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                  (a) Pledgor owns the Pledged Shares free and clear of all
         encumbrances.

                  (b) During the term of this pledge, Pledgor shall not dispose of or further encumber the Pledged Shares without the written consent of Pledgee.

         5. Stock Adjustments, Warrants and Rights. In the event that Ameritrend declares a stock dividend, reclassifies its stock or otherwise adjusts or changes its capital structure during the term of this pledge, all new, substituted and additional shares or other securities issued with respect to the Pledged Shares shall be delivered by Pledgor to Escrow Agent, to be held by Escrow Agent in the same manner as the shares originally pledged hereunder. Further, if during the term of this pledge, subscription warrants or any other rights or options shall be issued in connection with the Pledged Shares, such warrants, rights and options shall be immediately assigned by Pledgor to Escrow Agent, to be likewise held hereunder.

         6. Return of Stock. Upon payment in full of the indebtedness in accordance with the terms of the Note, Pledgor shall give written notice to the Escrow Agent, who thereafter shall then give written notice to Pledgee. Thereafter, Pledgee shall have fifteen (15) days in which to file with the Escrow Agent any written objection to the release of the Pledged Shares to Pledgor. If an objection is filed, then the Escrow Agent shall continue to hold the Pledged Shares, subject to the agreement of Pledgor and Pledgee or to the order of any court of competent jurisdiction. At the time an objection is filed, the Escrow Agent may at its option interplead the Pledged Shares in any Florida or federal court. The non-prevailing party in any such interpleader action shall pay all reasonable attorneys' fees and costs of Escrow Agent in connection with such action.

         7. Default. If prior to Pledgor's full payment of all principal and interest, if any, due on the Note, Pledgor defaults in the performance of any of the terms of this Agreement, the Stock Purchase Agreement or the Note or Ameritrend defaults in the performance of any of the terms of the Security Agreement dated the date hereof by and between Ameritrend and Pledgee, Pledgee may declare the unpaid balance of the Note immediately due and payable by giving written notice of default to the Escrow Agent, who thereafter shall give written notice to the Pledgor. Pledgor shall have thirty (30) days after receipt of such notice from the Escrow Agent in which to either cure such default or to serve a written objection upon the Escrow Agent. If the default is not cured to the satisfaction of Pledgee and no written notice is served within such period, then the Escrow Agent shall turn the Pledged Shares over to Pledgee, who shall thereafter have the following options:

                  (a) Pledgee may sell the Pledged Shares. The shares may be sold in public or private proceedings; no public advertisement of such sale shall be necessary, but Pledgor shall be given ten (10) days' notice of the time and place of a public sale or of the time after which any private sale is to be made. Pledgee may sell the Pledged Shares as a unit or individually, at one or more sales, and Pledgee may continue a sale from day to day without furnishing further notice to Pledgor. Pledgee may be a bidder at any sale and may purchase all or part of the Pledged Shares to the extent permitted by law. The proceeds of any sale shall be applied in the following manner:



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                           (1) first to any costs of collecting the indebtedness
                  (including reasonable attorneys' fees) and to any expenses associated with selling the Pledged Shares; and

                           (2) second to the satisfaction of the indebtedness;
                  and

                           (3) third to the satisfaction of any subordinate
                  security interests, as required by law.

         Pledgee shall thereafter account to Pledgor for any surplus proceeds, which shall be paid over to Pledgor. Pledgor shall remain liable to Pledgee for any deficiency.

                  (b) Pledgee may retain the Pledged Shares in full satisfaction of Pledgor's obligations under the Note and under this Agreement. It is provided, however, that Pledgee shall give Pledgor written notice of such election; if Pledgor serves a written objection to such election on Pledgee within thirty (30) days following the sending of such notice, then Pledgee shall dispose of the Pledged Shares as provided in subparagraph (a) above.

                  (c) Pledgee may exercise all rights and remedies afforded a secured party under the provisions of the Uniform Commercial Code in force in Florida as of the date of this Agreement.

If Pledgor files a timely objection, then the Escrow Agent shall continue to hold the Pledged Shares, subject to the agreement of Pledgor and Pledgee or the order of any court of competent jurisdiction. At any time that an objection is filed, the Escrow Agent at its option may interplead the Pledged Shares in any Florida or federal court. The non-prevailing party in any such interpleader action shall pay all attorneys' fees and costs of Escrow Agent in connection with such action.

         8. Dividends and Voting Rights. So long as Pledgor is not in default under the terms of this Agreement, Pledgor shall be entitled to exercise all voting rights granted with respect to the Pledged Shares. Pledgor shall not receive, and shall not permit Ameritrend to pay, any corporate dividends with respect to the Pledged Shares unless and until the Note is paid in full; provided, however, that Ameritrend may make corporate dividends to Pledgor if and to the extent necessary to make payments on the Note.

         9. Escrow Agent's Limited Duties. The Escrow Agent shall have only such responsibility with respect to the Pledged Shares as is expressly provided for in this Agreement. In the absence of gross negligence, bad faith or fraud with respect to the performance of its obligations hereunder, the Escrow Agent shall not incur liability because of any substantive insufficiency in the form or manner of the execution by Pledgor or Pledgee of any notice or other instrument required, permitted or contemplated by this Agreement, nor as a result of relying on the validity of any such



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


notice or written instrument. The powers conferred upon the Escrow Agent shall not impose any duty upon the Escrow Agent to exercise any such powers, and the Escrow Agent shall not be responsible to the Pledgor for any act or failure to act hereunder, except for Escrow Agent's own gross negligence or willful misconduct. The Escrow Agent's sole duty with respect to the custody and safekeeping of the Pledged Shares shall be to deal with them in the same manner as the Escrow Agent deals with similar property for its own account.

         10. Compensation of Escrow Agent; Waiver of Conflict. The Escrow Agent's fee shall be Ten and No/100 Dollars ($10.00), receipt of which is hereby acknowledged. In the event of a conflict between Pledgor and Pledgee, the Escrow Agent's additional fees incurred in connection with such conflict shall be borne by the Pledgee, and Pledgor agrees and consents to the legal representation of Pledgee by the Escrow Agent in any such dispute. Pledgor hereby waives any claim of conflict of interest by the Escrow Agent in any dispute between the parties relating to this Agreement.

         11. Resignation of Escrow Agent. The Escrow Agent may resign upon ten
(10) days written notice to the other parties. If a successor Escrow Agent shall not have been designated herein or appointed by Pledgor and Pledgee before the effective date of such resignation, the Escrow Agent may petition any state or federal court to appoint a successor.

         12. Indemnification of Escrow Agent. Pledgee agrees to indemnify the Escrow Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Escrow Agent in any way relating to this Agreement, or the transactions contemplated hereby or any action taken or omitted by the Escrow Agent under or in connection with the foregoing (hereinafter, "claims") provided that the Pledgee shall not be liable for the payment of any portion of any claims resulting solely from the Escrow Agent's gross negligence or willful misconduct.

         13. Miscellaneous.


                  (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

                  (b) No failure or delay on the part of the Pledgee in exercising any right or remedy shall constitute a waiver thereof, and no single or partial waiver by Pledgee of any default shall operate to waive any other default.

                  (c) All notices, demands, requests, and other communications hereunder shall be in writing and shall be deemed to have been duly given and shall be effective upon receipt



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         if delivered by hand, or sent by certified or registered United States mail, postage prepaid and return receipt requested, or by prepaid overnight express service or via telephone facsimile (upon receipt by the sender of a printed confirmation of such transmission). Notices shall be sent to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that such notice shall be effective only upon receipt thereof):

                  If to Pledgee:

                                    Danka Holding Company
                                    11201 Danka Circle North
                                    St. Petersburg, Florida 33716
                                    Attention: Keith Nelson, Esq.
                                    Fax No. (727)568-4269

                  If to Pledgor:

                          Method Products Corp.
                          2101 NW 33rd Street, Suite 600A
                          Pompano Beach, Florida 33069
                          Attention: Mark Antonucci, Chief Executive Officer Fax No. (954) 978-2508

                  If to the Escrow Agent:

                          Daniel G. Musca, Esquire
                          Shumaker, Loop & Kendrick, LLP
                          101 E. Kennedy Blvd., Suite 2800
                          Tampa, Florida  33602
                          Fax No. (813)229-1660

                  or at any other address designated by a party in the manner set forth in this section.

                  (d) This Agreement is made in Florida and shall be construed according to and governed by the laws of that state.



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         IN WITNESS WHEREOF, the parties hereto have executed or caused this
Agreement to be executed by and through their duly authorized representatives as of the day and year first above written.

                        "PLEDGOR"

                        METHOD PRODUCTS CORP.

                        By:  /s/ Mark Antonucci
                            -----------------------------------------------
                                Mark Antonucci, Its CEO



                        "PLEDGEE"

                        DANKA HOLDING COMPANY

                        By:  /s/ Mark White
                             ----------------------------------------------
                                Mark White, Its Authorized Representative


                        "ESCROW AGENT"

                        SHUMAKER, LOOP & KENDRICK, LLP


                        By:  /s/ Daniel G. Musca
                             ----------------------------------------------
                                Daniel G. Musca, Its Partner





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